UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[] Emerging growth company

[] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)(1) Award Agreements

On May 31, 2018, the stockholders of ICF International, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved the 2018 Omnibus Incentive Plan (the “2018 Plan”) to replace the Company’s existing 2010 Omnibus Incentive Plan.

In connection with the 2018 Plan, the Company will grant certain awards to non-employee directors pursuant to the 2018 Plan. In order to effect such grants, the Company has created a form of Restricted Stock Unit Award Agreement which reflects the terms of the 2018 Plan.

The form agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The description herein is qualified in its entirety by reference thereto.

 In accordance with the 2018 Plan, the Board or Compensation Committee shall determine and approve all awards to non-employee directors, subject to the limitations set forth in the 2018 Plan.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

10.1     2018 Restricted Stock Unit Award Agreement (Non-employee Director Template)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 27, 2018	By:	/s/ James C. Morgan
James C. Morgan Chief Financial Officer